UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 16, 2019

CELSIUS HOLDINGS, INC.

(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-55663	20-2745790
(Commission File Number)	(IRS Employer Identification No.)

2424 N Federal Highway, Suite 208, Boca Raton, Florida 33431

 (Address of principal executive offices and zip code)

(561) 276-2239
(Registrant’s telephone number including area code)

Former Name or Former Address (If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

When used in this Current Report on Form 8-K, unless otherwise indicated, the terms “the Company,” “Celsius,” “we,” “us” and “our” refer to Celsius Holdings, Inc. and its subsidiaries.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2019, the Company held its 2017/2018 Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting the Company’s shareholders elected Regan Ebert to serve as a member of the Celsius Board of Directors.

Ms. Ebert, 53, is a seasoned executive with over twenty years of experience at three of the top consumer packaged goods companies in the world:  PepsiCo, General Mills, and Dr Pepper Snapple Group.  Most recently, from 2012 to 2019 Ms. Ebert served as Senior Vice President of Marketing for Dr Pepper Snapple Group.  In this role, Ms. Ebert led brand marketing for the non-carbonated beverage portfolio including Snapple teas and juice drinks and the mixer portfolio.  She also managed marketing for Core Flavor CSD's and sparkling water brands.  In addition to brand marketing, Regan had responsibility for the media team, the Content Marketing Center of Excellence, the Hispanic Marketing Center of Excellence, and the Mexico and Canadian marketing teams.  Prior to joining Dr Pepper Snapple Group, Ms. Ebert spent 10 years with PepsiCo working in both their Frito-Lay and Quaker Foods divisions.  She also spent 5 years at General Mills working in several divisions including snacks, cereals and desserts.  Ms. Ebert earned a Bachelor of Business Administration in Accounting from the University of Notre Dame and a Masters of Business Administration in Marketing from the University of Texas at Austin.  Ms. Ebert’s extensive experience in brand marketing makes her a qualified nominee for the Board of Directors.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On May 16, 2019, the Company’s shareholders voted on the four proposals listed below at the Annual Meeting. The final voting results for each proposal are set forth in the following tables. For more information about each of the proposals please see the Company’s definitive Proxy Statement previously filed with the Securities and Exchange Commission on April 8, 2019.

Proposal 1: Election of Directors – Election of the nominees listed below as directors to hold office until the next annual meeting of shareholders or until their successors are elected.

	Votes	Votes
Name	For	Against
John Fieldly	37,536,835	106,876
Nicholas Castaldo	37,512,413	131,298
Regan Ebert	37,355,961	287,750
Kevin Harrington	37,604,996	38,715
Hal Kravitz	37,577,168	66,543
Tony Lau	37,508,873	134,838
Thomas E. Lynch	37,223,251	420,460
William H. Milmoe	36,956,264	687,447

Each nominee was elected by the Company’s shareholders, as recommended by the Company’s Board of Directors.

Proposal 2: Ratification of Selection of Auditors - To ratify the appointment of Assurance Dimensions as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2019.

Votes For	Votes Against	Abstain
44,015,608	265,011	848,937

The appointment of Assurance Dimensions was ratified by the Company’s shareholders, as recommended by the Company’s Board of Directors.

Proposal 3: Say-on-Pay Vote - To approve, on a non-binding advisory basis, of the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstain
36,800,807	744,999	97,905

The compensation of the Company’s named executive officers was approved by the Company’s shareholders.

Proposal 4: Say-on-Pay Frequency - To approve, on a non-binding advisory basis, of the frequency of the vote on the compensation of our named executive officers, to be held either every year, every two years or every three years.

One Year	Two Years	Three Years	Abstain
14,499,234	25,904	22,932,851	183,105

Consistent with the above results, the Company’s Board of Directors has determined that the Company will continue to hold future advisory votes on executive compensation every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CELSIUS HOLDINGS, INC.

Date: May 20, 2019	By:	/s/ John Fieldly
John Fieldly, Chief Executive Officer